UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2007

nFinanSe Inc.
(Exact name of Registrant as Specified in its Charter)

Nevada	000-33389	65-1071956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6015 31st Street East, Bradenton, Florida	34203
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (941) 753-2875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As disclosed below in Item 5.02 of this Current Report on Form 8-K, on January 29, 2007, nFinanSe Inc. (the “Company”) announced that Clifford Wildes, the Company’s Chairman of the Board of Directors and former chief executive officer, resigned his position as Chairman of the Board, effective immediately. As part of Mr. Wildes’s resignation, the Company and Mr. Wildes entered into that certain Separation Agreement and Release of Claims (the “Separation Agreement”), which supersedes and replaces that certain Employment Agreement, dated October 1, 2005, between the Company and Mr. Wildes (the “Employment Agreement”), which was filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission on December 29, 2006.

The Separation Agreement provides that, in lieu of payments and accrued vacation payments set forth in the Employment Agreement, the Company will pay Mr. Wildes the sum of $250,000, payable in installments as follows: (i) $30,000 on January 29, 2007; (ii) $30,000 each month for three months, with the first payment commencing on February 28, 2007; and (iii) $43,333 each month for three months, with the first payment commencing on May 29, 2007. All payments will be subject to withholding, in accordance with the Company’s uniform payroll practices. In no event will any payment under the Separation Agreement be made later than March 15, 2008. Mr. Wildes will be entitled to COBRA benefits as required by law, and may retain all stock options which have vested as of the date of his termination of employment, in accordance with the terms of such stock option grant. As of the date of Mr. Wildes’ termination of employment, Mr. Wildes will not be entitled to earn additional options or vest in additional options under the Company’s stock option plan. In consideration for the foregoing payments, Mr. Wildes agreed to not compete with the Company or solicit the Company’s employees, customers or clients and releases the Company from all claims with respect to matters arising out of his employment by the Company, or the termination thereof.

The foregoing is a summary description of certain terms of the Separation Agreement. The Separation Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. You are encouraged to read the entire text of the Separation Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of the Chairman of the Board of Directors

On January 29, 2007, the Company announced that Clifford Wildes resigned his position as the Company’s Chairman of the Board of Directors, such resignation to be effective immediately. Mr. Wildes’ resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of the Chairman of the Board of Directors

Jerry R. Welch, the Company’s current chief executive officer and a current director on the Company’s Board of Directors, has been appointed Chairman of the Board of Directors to fill Mr. Wildes position.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 - Separation Agreement and Release of Claims, dated as of January 29, 2007, by and between the Company and Clifford Wildes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE, INC.

Date: February 2, 2007	By:	/s/ Jerry R. Welch
	Name:	Jerry R. Welch
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Separation Agreement and Release of Claims, dated as of January 29, 2007, by and between the Company and Clifford Wildes.